UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Coleman Cable, Inc.

(Name of Registrant as Specified In Its Charter)

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April 12, 2011

Waukegan, Illinois

Dear Shareholders:

I am pleased to invite you to attend Coleman Cable’s 2011 Annual Meeting of Shareholders on Thursday, April 28, 2011 at 11:00 a.m., Central time, at our headquarters at 1530 Shields Drive, Waukegan, Illinois 60085.

The notice of Annual Meeting of Shareholders and Proxy Statement that follow describe those matters to be voted on at the meeting. Your proxy card and our 2010 Annual Report on Form 10-K are also enclosed.

Your vote is important. To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card, which describes your voting options in greater detail.

Sincerely,

G. Gary Yetman

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 12, 2011

Waukegan, Illinois

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Coleman Cable, Inc., which we refer to as the Company, which will be held on Thursday, April 28, 2011, at 11:00 a.m., Central time, at the Company’s headquarters at 1530 Shields Drive, Waukegan, Illinois 60085 for the following purposes:

1. To elect Shmuel D. Levinson and Harmon S. Spolan as Class II directors;

2. To approve an amendment and restatement of the Coleman Cable, Inc. Long-Term Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; and

4. To transact such other business, if any, as lawfully may be brought before the meeting.

The record date for the Annual Meeting is March 18, 2011. Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 18, 2011, are entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to offer multiple options for voting your shares. As detailed in the “Information About the Annual Meeting of Shareholders and Voting” section of this Proxy Statement, you can vote your shares via the Internet or by telephone, mail or written ballot at the Annual Meeting. We encourage you to vote via the Internet, telephone or by returning the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the meeting.

Whether you attend the meeting or not, your vote is important, and we encourage you to vote promptly. You may revoke your proxy for any reason in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as directors and the proposals being voted upon, you are urged to read the enclosed Proxy Statement.

By Order of the Board of Directors,

/s/ Richard N. Burger
Richard N. Burger
Secretary

THE DATE OF THIS PROXY STATEMENT IS APRIL 12, 2011, AND IT IS BEING DELIVERED

TO SHAREHOLDERS ON OR ABOUT APRIL 12, 2011.

COLEMAN CABLE, INC.

1530 Shields Drive

Waukegan, Illinois 60085

April 12, 2011

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Time, Place and Purpose

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Coleman Cable, Inc., which we refer to as “Coleman Cable,” “we,” “us,” “our,” or the “Company,” is soliciting your proxy to vote at the 2011 Annual Meeting, which will be held on Thursday, April 28, 2011, at 11:00 a.m., Central time, at the Company’s headquarters at 1530 Shields Drive, Waukegan, Illinois 60085. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this Proxy Statement. Our Annual Report on Form 10-K may also be found on our website at www.colemancable.com.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or via the Internet.

Agenda

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of Shmuel D. Levinson and Harmon S. Spolan as Class II directors;

•	the approval of an amendment and restatement of the Coleman Cable, Inc. Long-Term Incentive Plan; and

•	the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for 2011.

Coleman Cable’s Board recommends that you vote your shares “FOR” both of the nominees to the Board, “FOR” the approval of the amendment and restatement of our long-term incentive plan and “FOR” the appointment of the selection of Deloitte & Touche LLP as our independent auditors for 2011.

Voting Securities and Record Date; Vote Required

March 18, 2011 is the record date for the Annual Meeting of Shareholders. If you owned our common shares at the close of business on March 18, 2011, you are entitled to vote. On that date, we had 17,288,256 of our common shares outstanding and entitled to vote at the Annual Meeting. Our common shares are our only class of voting stock. We will begin mailing this Proxy Statement on or about April 12, 2011 to all shareholders entitled to vote. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the meeting.

You have one vote for each share of our common stock registered in your name that you owned at the close of business on March 18, 2011. A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum for action at the Annual Meeting.

The election of each nominee for Class II director requires the affirmative vote of a plurality of the votes cast on such proposal at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Your vote may be cast “FOR” both nominees for director or your vote may be “WITHHELD” with respect to one or both of the nominees. The approval of the amendment and restatement of our long-term incentive plan and the ratification of the selection of Deloitte & Touche LLP as independent auditors for 2011 each require the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. Your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN” with respect to the approval of the amendment and restatement of our long-term incentive plan and the ratification of our independent auditors. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. See “—Voting Methods; Proxies” below.

Shareholders of Record and Shares Held Through a Stockbroker, Bank or Other Nominee

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by Coleman Cable. As the shareholder of record, you have the right to grant your voting proxy directly to Coleman Cable or to vote in person at the Annual Meeting. Coleman Cable has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone as described below under the heading “—Voting Methods; Proxies—Voting by Proxy.”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. If you do not give your broker or nominee instructions on how to vote your shares, your broker or nominee can vote your shares with respect to “routine” items but not with respect to “non-routine” items. “Proposal No. 1: Election of Directors” and “Proposal No. 2: Approval of an Amendment and Restatement of the Company’s Long-Term Incentive Plan” are each considered non-routine matters for which your broker or nominee may not vote without explicit instructions from you (a “broker non-vote”). Broker non-votes and shares as to which proxy authority has been withheld with respect to non-routine matters will have no effect on the outcome of the vote on any such matter. “Proposal No. 3: Ratification of Appointment of Independent Auditors” is a routine matter for which your broker or nominee may vote your shares without explicit instructions from you. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change these instructions. See “—Revocation of Proxies” below.

Voting Methods; Proxies

Voting by Proxy

The use of a proxy allows your shares to be voted at the Annual Meeting even if you do not attend the Annual Meeting in person. If you are a shareholder of record, you may submit your proxy as follows:

•	By the Internet at www.voteproxy.com;

•	By toll-free telephone at 1-800-PROXIES (1-800-776-9437); or

•	By completing and mailing your proxy card in the return envelope furnished for that purpose.

If you vote your shares using any of the first three methods described above, the shares represented by the proxy will be voted at the meeting or at any adjournment or postponement thereof. Where you specify specific choices, your shares will be voted as specified. If you submit the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” the election of Shmuel D. Levinson and Harmon S. Spolan as Class II directors;

•	“FOR” the approval of the amendment and restatement of our long-term incentive plan; and

•	“FOR” the ratification of Deloitte & Touche LLP as our independent auditors for 2011.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her best judgment. At the time we mailed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those matters described above under “—Agenda.”

If you are a beneficial owner and hold your shares in “street name,” you should follow the instructions provided by your broker or nominee. You may need to contact your broker or nominee to determine if you are able to vote via the Internet or by telephone.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting at the Annual Meeting

If you are a holder of record and choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification with you to the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 18, 2011.

We will publish the voting results by filing a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission within four business days of the Annual Meeting.

Revocation of Proxies

A proxy may be revoked prior to the Annual Meeting by:

•	delivering a later-dated proxy, including by telephone or the Internet;

•	sending a signed notice of revocation to Coleman Cable’s Corporate Secretary at 1530 Shields Drive, Waukegan, Illinois 60085 that is dated later than the date of your proxy; or

•	attending the Annual Meeting and voting in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Solicitation of Proxies

The Board and management of Coleman Cable are making this solicitation of proxies from shareholders. Coleman Cable will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person without additional compensation. We will reimburse our transfer agent and banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to beneficial owners.

Director Attendance at the Annual Meeting

Although we do not have a formal policy regarding director and management attendance at shareholder meetings, we encourage our directors and key members of management to attend the Annual Meeting. In 2010, all of the directors of Coleman Cable attended the Annual Meeting.

Adjournments and Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed. Any adjournment or postponement may be made without notice, other than an announcement made at the Annual Meeting, by approval of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. Any signed proxies received by Coleman Cable will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting will allow our shareholders who have already sent in their proxies to revoke them at any time prior to use in the manner described above under “—Revocation of Proxies.”

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our By-Laws empower the Board to fix the exact number of directors and appoint persons into three classes, with the directors of each class to hold office for staggered terms of three years each. As of the date of the Annual Meeting, the Board has set the number of directors at eight, including two Class II directors.

Unless otherwise specifically directed, the persons named as proxies will vote for the nominees described below. We know of no reason why any nominee would be unable to serve as a director. However, if any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on their election at a meeting at which a quorum is present. A “plurality” means that the individuals who received the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Any shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors.

Following recommendation from the Nominating and Corporate Governance Committee, the Board has nominated Shmuel D. Levinson and Harmon S. Spolan for re-election as Class II directors of the Company to serve three year terms to expire at the Annual Meeting of Shareholders in 2014. James G. London, currently a Class II director, will not seek re-election. The Board has determined that Messrs. Levinson and Spolan are independent, as further described below under “—Director Independence.” All nominees have consented to being named in this Proxy Statement and to serve as directors if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE

NOMINEES AS DIRECTORS OF THE COMPANY.

Set forth below is information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee, except as noted below.

Nominees for Election for Terms Expiring in 2014

Shmuel D. Levinson, age 37, joined the Board in March 2005. Since 1996, he has been the principal in his family business, a commercial and residential real estate development company, as well as for Trapeeze Inc., a real estate investment company. Mr. Levinson is currently the Managing Director of Levinson Capital Management LLC, a private equity investment fund. Mr. Levinson is a director of Optician Medical Inc., a medical device manufacturer, Canary Wharf Group PLC, a real estate development and investment group, and Songbird Estates PLC, a real estate investment company. Mr. Levinson’s wife is the niece of David Bistricer, another of our directors. Mr. Levinson brings broad understanding of the strategic priorities of diverse industries to our Board.

Harmon S. Spolan, age 75, joined the Board in November 2007. Mr. Spolan is Of Counsel to the law firm of Cozen O’Connor P.C. located in Philadelphia, Pennsylvania, where he is chairman of the firm’s charitable foundation. Prior to joining Cozen in 1999, he served as President, Chief Operating Officer and a director of JeffBanks, Inc., a Nasdaq-traded bank holding company, and its subsidiary Jefferson Bank for 22 years. Mr. Spolan has also served as a consultant for Cohen & Company, Inc., an investment bank, since 2004. Previously, Mr. Spolan was a member of the Board of Directors of Atlas Energy, Inc. (NASDAQ: ATLS) until

February 2011 when Atlas was acquired by Chevron Corp. (NYSE: CVX). Previously, Mr. Spolan also served on the Board of Directors of TRM Corporation (NASDAQ: TRMM) from 2002 until 2008. Mr. Spolan brings considerable financial acumen and legal knowledge to our Board.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2012

David Bistricer, age 61, has been Co-Chairman of the Board since January 1999. He was previously co-chairman of Riblet Products Corporation from January 1987 until its merger with the Company in 2000. Since 1995, Mr. Bistricer has been the managing member of Berkshire Capital LLC, a real estate investment firm operating in New York and New Jersey. Mr. Bistricer’s niece is Mr. Levinson’s wife. Mr. Bistricer brings to the Board industry experience, leadership abilities and strategic insight that make him a valuable asset as Co-Chairman of Coleman Cable’s Board.

Dennis J. Martin, age 60, joined the Board in February 2008. Mr. Martin has served as the President and Chief Executive Officer of Federal Signal Corporation (NYSE: FSS) since November 2010 and as a director of Federal Signal Corporation since 2008. Mr. Martin also has been an independent consultant since 2005. Mr. Martin is Vice President of BD Martin Group LLC, a consulting firm, a position he has held since 2005. From 2001 to 2005, he was the Chairman, President and Chief Executive Officer of General Binding Corporation (GBC), a manufacturer and marketer of binding and laminating office equipment. He joined GBC from Illinois Tool Works (NYSE: ITW) where he was Executive Vice President and Chief Executive Officer of the Welding Products Group. He enjoyed a ten-year career at Illinois Tool Works after joining from Ingersoll-Rand Company. In addition to our Board and the board of Federal Signal Corporation, Mr. Martin has also served as a director of HNI Corporation (NYSE: HNI) since 2000. Additionally, Mr. Martin served on the board of directors of A.O. Smith Corporation (NYSE:AOS) from 2004 until 2005. Mr. Martin’s considerable management experience in the manufacturing industry makes him a valuable asset to the Company’s Board.

Denis E. Springer, age 65, joined the Board in April 2007. In 1999, Mr. Springer retired as Senior Vice President and Chief Financial Officer of Burlington Northern Santa Fe Corporation, a position he held since 1995. From 1999 to 2010, Mr. Springer served as a trustee of Aston Funds, a family of mutual funds headquartered in Chicago. He served on Aston Funds’ audit, valuation and nominating and corporate governance committees. Mr. Springer brings to the Board extensive financial knowledge and managerial experience.

Directors Whose Terms Expire in 2013

Isaac M. Neuberger, age 64, joined the Board in November 2007. Mr. Neuberger is a founding principal of the law firm of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., located in Baltimore, Maryland. He also serves as a member of the Board of Directors of AmTrust Financial Services, Inc. (NASDAQ: AFSI). Mr. Neuberger’s substantial experience rendering legal advice in a variety of corporate transactional areas makes him an important contributor to the Company’s Board.

Nachum Stein, age 62, has been Co-Chairman of the Board since January 1999. He founded and is currently Chairman and Chief Executive Officer of American European Group and its subsidiaries, an insurance holding company. He was previously co-chairman of Riblet Products Corporation from January 1987 until its merger with the Company. Mr. Stein brings to the Board in-depth knowledge of the Company and strong business experience that make him a valuable asset as Co-Chairman of the Board.

G. Gary Yetman, age 56, joined our predecessor company in 1986 and has served as President and Chief Executive Officer and as a director of the Company since December 1999. Prior to his current role, Mr. Yetman held various senior management positions with our predecessor company and within the electrical industry. Mr. Yetman’s substantial leadership experience and knowledge of the Company and his positions as President and Chief Executive Officer make him a key director of the Company. Mr. Yetman’s employment agreement gives him the right to one director seat on the Board of Coleman Cable and each of its affiliates.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees the Company’s business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2010. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2010.

Director Independence

The Board has determined that David Bistricer, Shmuel D. Levinson, James G. London, Dennis J. Martin, Isaac M. Neuberger, Harmon S. Spolan, Nachum Stein and Denis E. Springer are independent directors under the listing standards of NASDAQ. In making its determination of independence, the Board determined that no material relationships existed between the Company and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company. All of the members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the directors and provide the Board with the ability to appoint the President or Chief Executive Officer of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time.

Currently, we maintain separate roles between the Chief Executive Officer and Co-Chairmen of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of the Company. The Co-Chairmen of the Board provide guidance to the Chief Executive Officer, set the agenda for Board meetings, and preside over meetings of the Board. The Co-Chairmen of the Board are both independent directors. The Board believes that this structure enhances the Board’s oversight of, and independence from, management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders and the Company’s overall corporate governance. This leadership structure also allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverage the experiences and perspectives of the two independent Co-Chairmen of the Board. In accordance with NASDAQ rules, our independent directors meet regularly without management present.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of NASDAQ. The Board has adopted a charter for each of these committees, and pursuant to such charters, each of the committees has the authority to retain outside advisors.

Audit Committee

The members of the Audit Committee are Dennis J. Martin, Harmon S. Spolan and Denis E. Springer. Mr. Springer serves as chairman of the Audit Committee. The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of NASDAQ. Additionally, the Board has determined that Messrs. Martin, Spolan and Springer are “audit committee financial experts,” as that term is defined under 401(h) of Regulation S-K.

The Audit Committee monitors (1) the integrity of the financial statements of the Company; (2) the independent public accountant’s qualifications and independence; and (3) the performance and the terms of the engagement of the Company’s independent public accountants.

The Audit Committee met six times in 2010.

Compensation Committee

The members of the Compensation Committee are Denis E. Springer, Isaac M. Neuberger and Dennis J. Martin. Mr. Neuberger serves as chairman of the Compensation Committee.

The Compensation Committee has responsibility for (1) discharging the Board’s responsibilities relating to compensation of the Company’s executives, including the Chief Executive Officer; and (2) reviewing and approving an annual report of the Compensation Committee required by the Securities and Exchange Commission to be included in the Company’s annual meeting proxy statement.

In past years we have engaged (and may in the future engage) a compensation consultant to assist with the design of our executive compensation program. We engaged Hay Group, Inc. as a compensation consultant in 2010. For more information, please see “Executive Compensation—Our Compensation Process” beginning on page 16.

The Compensation Committee met three times in 2010.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are James G. London, Isaac M. Neuberger and Harmon S. Spolan. Mr. Spolan serves as chairman of the Nominating and Corporate Governance Committee. Mr. London will no longer serve on the Nominating and Corporate Governance Committee following the Annual Meeting and the Board will appoint an independent director to fill the vacancy on this Committee.

The responsibilities of the Nominating and Corporate Governance Committee include (1) the identification of individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; and (2) developing and recommending to the Board the Corporate Governance Guidelines and the Code of Business Conduct and Ethics applicable to the Company.

The Nominating and Corporate Governance Committee met three times in 2010.

Risk Oversight

Together with the Board’s standing committees, the Board is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, our Director of Internal Audit reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Director of Internal Audit and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation. Each committee regularly reports to the Board.

Director Selection Criteria

In accordance with its charter, the Nominating and Corporate Governance Committee identifies potential nominees for directors from various sources. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. The Nominating and Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that will enhance the Board’s ability to serve the long-term interests of the shareholders. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender. Further, the Nominating and Corporate Governance Committee seeks candidates who are committed to representing the long-term interests of the shareholders. The Nominating and Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders.

The Nominating and Corporate Governance Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates and to approve the search firm’s fees and other retention terms, and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. Following the 2010 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee did not identify any new nominees for our Board of Directors. Accordingly, the Company has not paid any fees to any third party during this time period for the identification or evaluation of the nominees for our Board of Directors.

The Nominating and Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Corporate Secretary, Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Section 2.8 of the Company’s By-Laws, which requires written notice to be given (i) with respect to an election of directors to be held at the annual meeting of shareholders, not later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which such notice of the special meeting was first mailed to the shareholders or public disclosure of the date of the special meeting was first made, whichever first occurs. This time period has passed with respect to the 2011 Annual Meeting. With respect to the 2012 Annual Meeting of Shareholders, the Company must receive such written notice on or prior to December 14, 2011. Such notice must meet the requirements set forth in “Shareholder Proposals for 2012 Annual Meeting of Shareholders.”

Corporate Governance Policies

The Board adopted Corporate Governance Guidelines covering issues such as director qualification standards, including independence and director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, directors’ service on other boards, director executive sessions and director interaction with external audiences. The Board also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Code of Business Conduct and Ethics addresses, among other things, related person transactions, disclosure, legal compliance, insider trading and protection and proper use of Company assets. We will disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be publicly disclosed pursuant to the rules of the SEC or NASDAQ.

The full text of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and each committee charter, is available on the Company’s website located at www.colemancable.com. You can view and print the Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters by accessing the Company’s website, then clicking on ‘Investors’, then on ‘Corporate Governance’, and then on ‘Committees and Charters’. In addition, you may request copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the committee charters by contacting our Corporate Secretary:

Telephone (847) 672-2300

Facsimile (847) 689-1192

e-mail info@coleman-cable.com

The information contained on our website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission.

Shareholder Communications with Directors

The Board provides a process for shareholders, employees or other interested parties to send communications to the Board. Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at auditcommittee@coleman-cable.com. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to directors@coleman-cable.com. The Corporate Secretary has access to these e-mail addresses. Alternatively, shareholders, employees or other interested parties may send written communications to the Board of Directors of Coleman Cable, Inc., c/o  Corporate Secretary, 1530 Shields Drive, Waukegan, Illinois 60085. Communication with the Board may be done anonymously.

Compliance with Section 16(a) Beneficial Ownership Reporting in 2010

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based upon our review of reports filed with the Securities and Exchange Commission by the reporting persons, and based upon written representations received from the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2010.

MANAGEMENT

The following table sets forth certain information relating to our executive officers.

Name	Age	Position
G. Gary Yetman	56	President, Chief Executive Officer and Director
Richard N. Burger	60	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Richard Carr	59	Executive Vice President, Operations
Michael Frigo	56	Executive Vice President, OEM Group
J. Kurt Hennelly	47	Executive Vice President, Operations
Kenneth A. McAllister	66	Executive Vice President, Distribution Group
Kathy Jo Van	46	Executive Vice President, Retail Group

Mr. Yetman’s biography can be found above in “Directors Whose Terms of Office Will Continue after this Meeting – Directors Whose Terms Expire in 2013.”

Mr. Burger was named Executive Vice President, Chief Financial Officer, Secretary and Treasurer in December 1999. Mr. Burger joined our predecessor company in July 1996 as Chief Financial Officer. Prior to that time, Mr. Burger served in senior level financial, administrative and manufacturing operations positions at Burns Aerospace Corporation, including as its President and Chief Executive Officer.

Mr. Carr joined the Company as Chief Executive Officer of Copperfield in 2007. In January 2008 he was named Executive Vice President, Operations. Prior to that, Mr. Carr was the President and Chief Executive Officer of Copperfield since co-founding the company in 1990.

Mr. Frigo joined the Company as a Senior Vice President and President of Copperfield in April 2007, and was promoted to Executive Vice President, OEM Group in January 2008. Prior to joining the Company, Mr. Frigo had been Chief Operating Officer of Copperfield since 2005. Prior to that time, Mr. Frigo served as Executive Vice President and Chief Operations Officer of Therm-O-Link, Inc. for eight years.

Mr. Hennelly was named Executive Vice President, Operations in January 2008. Previously Mr. Hennelly served in variety of senior level positions within both our Consumer Group and Global Sourcing Group since December of 2002, most recently serving as the Vice President of Supply Chain. Mr. Hennelly also previously held a variety of management positions in manufacturing, engineering, materials management and quality assurance since joining our predecessor company in 1987.

Mr. McAllister was named Executive Vice President, Distribution Group in January 2008. Prior to that, he had served as Group Vice President, Specialty Group since January 2005 and Group Vice President of the Consumer Group since February 2007. He joined the Company in October 2002 as Vice President, Wire and Cable, and was also responsible for our OEM/Government sales channel. Prior to joining the company, Mr. McAllister had over 20 years’ experience in the wire and cable industry, including a variety of senior level sales and management positions at General Cable Corporation from 1994 to 2002.

Ms. Van was named Executive Vice President, Retail Group in January 2008. She had served as Group Vice President, Electrical Group since January 2005. Prior to that, Ms. Van had been Vice President, Electrical Distribution since January 2003. Ms. Van joined the Company in 2000 having worked in the electrical distribution industry for 13 years with distributors of various sizes, including WESCO Distribution, Englewood Electric and Midwest Electric.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that will vest within 60 days of March 18, 2011 are deemed outstanding but not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage of beneficial ownership is based on 17,288,256 shares of common stock outstanding as of March 18, 2011.

Securities Ownership of Directors and Executive Officers

The following table shows our common shares owned directly or indirectly by our directors and named executive officers as of March 18, 2011. Unless otherwise indicated below, the address for each beneficial ownership is c/o Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085.

Name	Number of Shares	Percent
David Bistricer(1)(2)	267,810	1.5%
Richard N. Burger(3)	623,456	3.6%
Michael A. Frigo(4)	40,563	*
Shmuel D. Levinson	48,915	*
James G. London(5)	51,415	*
Dennis J. Martin	47,817	*
Isaac M. Neuberger(5)	51,415	*
Harmon S. Spolan(5)	52,415	*
Denis E. Springer(5)	51,415	*
Nachum Stein(6)(7)	733,532	4.2%
G. Gary Yetman(8)	1,001,670	5.8%
All directors and executive officers as a group(9)	3,299,653	19.1%

*	Less than 1%
(1)	Mr. David Bistricer’s address is: 4611 12th Avenue, Brooklyn, New York 11219.
(2)	This does not include 1,812,586 shares held by The DB 2006 Trust and 1,782,536 shares held by The MB 2006 Trust, each for the benefit of family members of Mr. David Bistricer, as to which Mr. David Bistricer disclaims beneficial ownership.
(3)	Includes 165,062 options that have already vested.
(4)	Includes 38,333 options that have already vested.
(5)	Includes 2,500 options that have already vested.
(6)	This does not include 2,876,008 shares owned by Messrs. A. Hasenfeld, E. Hasenfeld and H. Hasenfeld, each a brother-in-law of Nachum Stein, certain family members of Nachum Stein and trusts for the benefit of certain family members of Nachum Stein, as to which Mr. Stein disclaims beneficial ownership.
(7)	Includes 110,240 shares owned by HSI Partnership. The partners of HSI Partnership are Messrs. A. Hasenfeld, E. Hasenfeld, H. Hasenfeld and Nachum Stein. Each of the partners shares voting and investment power for the 110,240 shares. Also includes 479,686 shares owned jointly with Mr. Stein’s spouse.
(8)	Includes 15,477 shares owned by Mr. Yetman’s spouse and 346,979 options that have already vested.
(9)	Does not include the 6,471,130 shares owned by certain family members of Nachum Stein and David Bistricer and trusts for the benefit of certain family members of Nachum Stein and David Bistricer. (See footnotes 2 and 6). Includes 775,139 options that have already vested.

Securities Ownership of Certain Beneficial Holders

The following table shows all persons we know to be direct or indirect owners of at least 5 percent of the Company’s common shares, except for directors and named officers, as of March 18, 2011, except as otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
5% Shareholders:
The DB 2006 Trust(1)	1,812,586	10.5%
The MB 2006 Trust(2)	1,782,536	10.3%
Raging Funds(3)	1,590,251	9.2%

(1)	Based on a Schedule 13G/A filed by The DB 2006 Trust on February 12, 2010, a majority of the trustees of The DB 2006 Trust, acting together, have the power to vote and to dispose or direct the vote and disposition of 1,812,586 shares. Ester Bistricer, spouse of David Bistricer, Michael Friedman and Lester E. Lipschutz are the trustees of The DB 2006 Trust. The address of The DB 2006 Trust is c/o David Bistricer, 4611 12th Avenue, Brooklyn, New York 11219.
(2)	Based on a Schedule 13G/A filed by The MB 2006 Trust on February 12, 2010, a majority of the trustees of The MB 2006 Trust, acting together, have the power to vote and to dispose or direct the vote and disposition of 1,782,536 shares. Elsa Bistricer, spouse of Moric Bistricer, Michael Friedman and Lester E. Lipschutz are the trustees of The MB 2006 Trust. The address of The MB 2006 Trust is c/o David Bistricer, 4611 12th Avenue, Brooklyn, New York 11219.
(3)	Based on a Schedule 13G/A filed on February 11, 2011 jointly by Raging Capital Fund, LP (“Raging Capital Fund”), Raging Capital Fund (QP), LP (“Raging Capital Fund QP” and together with Raging Capital Fund, the “Raging Funds”), Raging Capital Management, LLC (“Raging Capital”), and William C. Martin (“Mr. Martin”), Raging Capital Fund, Raging Capital Fund QP, Raging Capital and Mr. Martin have shared power to vote and to dispose or direct the vote and disposition of 917,281, 672,970, 1,590,251 and 1,590,251 shares, respectively. Raging Capital is the general partner of each of the Raging Funds. Mr. Martin is the managing member of Raging Capital. By virtue of these relationships, each of Raging Capital and Mr. Martin may be deemed to beneficially own Coleman Cable’s Common Stock, par value $0.001 per share, owned directly by the Raging Funds. The principal business address of each of the Raging Funds and Mr. Martin is 254 Witherspoon Street, Princeton, New Jersey 08542.

RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

The Company’s Audit Committee charter provides that the Audit Committee shall review and appraise the fairness of related party transactions. In accordance with such charter, our Audit Committee has adopted a written Related Party Transactions Policy.

Under the policy, our Chief Financial Officer will identify related person transactions requiring Audit Committee review pursuant to our Audit Committee charter from transactions that are:

•	disclosed in director and officer questionnaires;

•	reported directly by the related person or by another employee of the Company; or

•	identified from accounting records based on a list of related persons.

If the Company has a related person transaction that requires Audit Committee approval in accordance with the policies set forth in our Audit Committee charter, we will either seek that approval before we enter the transaction or, if that timing is not practical, we will ask the Audit Committee to ratify the transaction.

In determining whether to approve or ratify a related person transaction, the Audit Committee will consider the following items, among others:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•	the benefits to the Company of the transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•	whether a transaction has the potential to impair director independence; and

•	whether the transaction constitutes a conflict of interest.

Related Person Transactions

Lease for Corporate Headquarters

The Company leases its corporate headquarters facility in Waukegan, Illinois from HQ2 Properties, LLC. Three of our directors (Messrs. Bistricer, Stein and Yetman) and one of our executive officers (Mr. Burger) are the major equity owners of HQ2 Properties, LLC.

The rent payable under the lease consists of base rent, which was approximately $347,000 in 2004 and escalates to approximately $444,000 in 2015, each calculated pursuant to the terms of the lease. We paid $330,000 and $388,000 pursuant to the lease in 2010 and 2009, respectively. The aggregate amount due under the lease from January 1, 2010 until the end of the term is $2,418,000.

Leases with DJR Ventures, LLC

We lease three manufacturing facilities from DJR Ventures, LLC in which Richard Carr, our Executive Vice President, Operations, has a substantial minority interest. We paid a total of $1,176,000 and $1,069,000 in 2010 and 2009, respectively, pursuant to the leases. The aggregate amount due under the leases from January 1, 2010 until the end of the term is $8,210,000.

Shareholders Agreement

Shareholders holding approximately 56% of our shares as of the date of this Proxy Statement are parties to a shareholders agreement, dated October 11, 2006, which we refer to as the “shareholders agreement.” Shareholders subject to the shareholders agreement include G. Gary Yetman, Richard N. Burger, Nachum Stein, National Society for Hebrew Day Schools, Mr. Stein’s children and their spouses, certain in-laws of Mr. Stein and various trusts for the respective benefit of David Bistricer, Mr. Bistricer’s father, Nachum Stein and certain of Mr. Stein’s in-laws.

Right of First Refusal

In the event that any shareholder subject to the shareholders agreement desires to sell shares of our common stock to a third party, the other shareholders subject to the shareholders agreement have the right to offer to purchase such shares on the same terms prior to any such sale.

Registration Rights

We granted those shareholders who are a party to the shareholders agreement incidental, or “piggyback,” registration rights with respect to their shares of our common stock.

Amendment

Subject to certain exceptions, the shareholders agreement may be amended only with the written consent of the holders of two-thirds of the shares subject to the shareholders agreement.

Termination

The shareholders agreement shall remain in full force and effect in accordance with its terms until October 11, 2013, although it may be terminated earlier with the written consent of the holders of two-thirds of the shares subject to the shareholders agreement.

Tax Matters Agreement

In September 2006, we entered into a tax matters agreement with our then-existing S corporation shareholders (the “Tax Matters Agreement”) that provides for, among other things, the indemnification of these shareholders for any increase in their tax liability, including interest and penalties, and reimbursement of their expenses (including attorneys’ fees) related to the period prior to our conversion to a C corporation.

On April 24, 2006, the Internal Revenue Service (“IRS”) issued a Notice of Proposed Adjustment claiming that we were not entitled to tax deductions in connection with our then-existing practice involving the prepayment of certain management fees and our payment of certain factoring costs to CCI Enterprises, Inc., our former wholly-owned C corporation subsidiary. We settled this matter with the IRS in 2008 and as a result, under the above-noted Tax Matters Agreement, we are obligated to indemnify our S corporation shareholders on record as of the effective date of the Tax Matters Agreement, for amounts owed as a result of the settlement. In 2010, we made payments of $557,000 to settle this obligation. As this matter has been resolved, we have no accrual related to this matter as of December 31, 2010.

EXECUTIVE COMPENSATION

Our Compensation Process

The Compensation Committee makes the compensation decisions for our named executive officers. The Compensation Committee is comprised of Dennis J. Martin, Isaac M. Neuberger and Denis E. Springer. The Board has determined that Messrs. Martin, Neuberger and Springer are independent directors. Neither the Chief Executive Officer nor any other officer of the Company is a member of the Compensation Committee.

The Compensation Committee reviews and approves corporate goals and objectives against which it evaluates our Chief Executive Officer’s performance. The Compensation Committee, together with the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation. To accomplish this, the Compensation Committee makes a recommendation on the Chief Executive Officer’s compensation level to the Board for its final determination and approval. The Chief Executive Officer is not present during this discussion. Our Compensation Committee charter provides that the goals and objectives for the Chief Executive Officer should consist of objective criteria, including goals for performance of the business, the accomplishment of long-term strategic objectives and the development of management. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee charter provides that the Compensation Committee should consider, among other things, our performance and shareholder returns as compared to similar companies, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our Chief Executive Officer in past years.

The Compensation Committee reviews the Chief Executive Officer’s proposal with respect to the compensation of our other executive officers and makes a recommendation to the Board on the amount of compensation that should be paid to them. The Chief Executive Officer may be present during these discussions but may not vote.

In past years, including 2010, we have engaged Hay Group, Inc. as a compensation consultant to provide market data with respect to levels of base salary, bonus and long-term incentives for executives. However, while we reviewed such market information, it was only one factor among several that we considered in establishing executive compensation levels and mix, and we did not make use of any formula incorporating such data.

When making compensation decisions for 2010, the Board of Directors evaluated the performance of our Chief Executive Officer and took this evaluation into consideration when approving his compensation package. With respect to the other named executive officers, the Chief Executive Officer evaluated their performance and, based on this evaluation, made recommendations to the Board of Directors with respect to compensation decisions.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3)($)	Total ($)
G. Gary Yetman	2010	678,078	869,876	1,385,883	—	—	46,479	2,980,316
President and Chief Executive Officer	2009	543,200	91,000	350,000	226,990	—	36,288	1,247,478

Richard N. Burger	2010	410,000	526,031	396,170	—	—	19,488	1,351,689
Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2009	356,379	38,000	150,000	97,282	—	16,469	658,130

Michael A. Frigo	2010	410,000	197,556	55,668	—	—	14,700	677,924
Executive Vice President, OEM Group	2009	372,154	39,000	—	12,939	—	7,815	431,908

(1)	With respect to stock awards for 2010, this column discloses the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the award’s performance conditions. For all assumptions used in these calculations, see Note 11 to the Company’s audited financial statements contained in our annual report on Form 10-K filed on March 8, 2011. The RSUs have a term of ten years and vest in increments upon the Company’s common stock attaining three separate incrementally increasing stock price goals beginning with a price representing approximately 350 percent of the average stock price per share on the grant date. The following values of the awards assume the highest level of performance conditions will be achieved: Mr Yetman 74,250 RSUs – $1,150,875, 128,340 RSUs – $2,238,250 and 128,250 RSUs – $2,479,073, respectively; Mr. Burger 22,562 RSUs – $349,703, 36,000 RSUs – $627,840 and 36,000 RSUs – $695,880, respectively; Mr. Frigo 3,000 RSUs – $46,500, 5,040 RSUs – $87,898 and 5,250 RSUs – $101,483, respectively. With respect to stock awards for 2009, this column discloses the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718.
(2)	This column discloses the grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. For all assumptions used in these calculations, see Note 11 to the Company’s audited financial statements contained in our annual report on Form 10-K filed on March 8, 2011.
(3)	All Other Compensation includes the following amounts:

	Year	Car allowance ($)(a)	Club Memberships ($)	Tax Planning Advice ($)	Life and Disability Insurance ($)	401 (K) Matching Contributions and Other Credits ($)	Total ($)
G. Gary Yetman	2010	4,406	20,540	4,000	8,604	8,929	46,479
Richard N. Burger	2010	2,976	—	1,775	5,763	8,974	19,488
Michael A. Frigo	2010	5,950	—	—	—	8,750	14,700

(a)	We leased an automobile for Mr. Burger during 2010. The value of his personal use is based on the gross capitalized cost determined at the time of the lease multiplied by the personal miles driven. Personal use included commuting miles in addition to a percent mile charge for gasoline. Mr. Yetman received a car allowance through June 30, 2010. Mr. Frigo received a car allowance during 2010. The value of personal use of an automobile is based on the allowance received multiplied by the personal miles driven. Personal use includes commuting miles in addition to a percent mile charge for gasoline. Effective July 1, 2010, Mr. Yetman drives a company car. The value of his personal use is based on the gross capitalized cost determined at the time of the vehicle purchase multiplied by the personal miles driven. Personal use included commuting miles in addition to a percent mile charge for gasoline.

Discussion of Summary Compensation Table

Annual Bonus Awards – Our annual bonus awards for 2010 were based on the achievement of certain Company-wide performance goals primarily related to the Company’s measure of Adjusted EBITDA. We define EBITDA as net income before interest, income taxes, depreciation and amortization expense. Adjusted EBITDA is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items.

Long-Term Incentive Awards—On March 2, 2010, we awarded performance-based restricted stock units (RSUs) under the Long-Term Incentive Plan as follows:

Name	Shares (#)(1)
G. Gary Yetman	330,840
Richard N. Burger	94,562
Michael A. Frigo	13,290

(1)	The RSUs have a term of ten years and vest in increments upon the Company’s common stock attaining three separate incrementally increasing stock price goals beginning with a price representing approximately 350% of the average stock price per share on the grant date as follows: Mr. Yetman – 74,250 RSUs, 128,340 RSUs and 128,250 RSUs, respectively; Mr. Burger – 22,562 RSUs, 36,000 RSUs and 36,000 RSUs, respectively; Mr. Frigo – 3,000 RSUs, 5,040 RSUs and 5,250 RSUs, respectively. Upon each vesting date, two-thirds of the corresponding RSUs will settle in shares of the Company’s common stock and one-third will settle in cash, in each case subject to applicable tax withholding.

Employment Agreements—Pursuant to their employment agreements, Messrs. Yetman and Burger initially received an annual CPI-adjusted salary starting at $550,000 and $375,000, respectively, plus a bonus of up to 100% of base salary for each year as determined by our Board of Directors based on attainment of performance goals conveyed to the employee. Pursuant to his employment agreement, Mr. Frigo receives an annual salary starting at $400,000. Mr. Frigo is eligible to receive a bonus of up to 60% of base salary for each year as determined by our Board of Directors based on attainment of performance goals conveyed to the employee. The cash performance bonus may be increased in any year in the discretion of the Board of Directors or an appropriate Board committee. Mr. Yetman also receives term life insurance in an amount not less than $1,000,000, health and country club memberships and has the right to one director seat on the Board of Directors of the Company and each of its affiliates. Messrs. Yetman and Burger each receive supplemental disability insurance in an amount equal to the amount they were receiving under their previous employment agreements.

The term of the employment agreements for Messrs. Yetman and Burger is a rolling three-year period such that upon each day of service, each agreement automatically renews for one additional day, unless terminated by either party. The term of the employment agreement for Mr. Frigo is a rolling one-year period such that upon each day of service, the agreement automatically renews for one additional day, unless terminated by either party.

Termination Provisions and Restrictive Covenants—We may terminate the employment of any of our named executive officers for “Cause,” which is defined in the employment agreements with Messrs. Yetman and Burger as:

•	gross neglect or willful failure to perform duties in all material respects after written demand and 30-days’ notice from the Board of Directors;

•	a willful and material breach of the agreement by the employee which is not cured within 30 days of notice of said breach;

•	fraud or embezzlement; or

•

the employee’s conviction or entry of a plea of nolo contendere for a crime involving moral turpitude or any other crime materially impairing or materially hindering the employee’s ability to perform his employment duties.

“Cause” is defined in the employment agreement with Mr. Frigo as:

•	gross misconduct;

•	material nonperformance after two weeks’ notice from the Company;

•	material breach of the agreement;

•

the employee’s conviction or entry of a plea of nolo contendere to any felony or misdemeanor or the entry of any final civil judgment in connection with any allegation of fraud, misrepresentation, misappropriation or any other intentional tort or statute violation;

•	insubordination;

•	violation of the Company’s sexual harassment/anti-discrimination policies; or

•	a court order prohibiting the employee from working for the Company for a period that extends beyond six months.

Messrs. Yetman and Burger may terminate their employment agreements at any time within 90 days of the occurrence of an event that constitutes “Good Reason,” which is defined as:

•	a material reduction in base compensation, excluding an insubstantial and inadvertent failure that is remedied within 15 days’ notice by the employee;

•	a significant reduction in responsibilities or duties;

•	a 35-mile relocation of the office where the employee works;

•	a change in control; or

•	other willful failure or willful breach by the Company of any material obligations of the agreement.

The employment agreements require Messrs. Yetman and Burger to give written notice to the Board of Directors of an intention to terminate employment for Good Reason, and the Company shall have 30 days after such written notice is given in which to remedy the condition. Messrs. Yetman and Burger each must give three months’ notice to terminate his employment agreement without Good Reason.

Mr. Frigo may terminate his employment agreements in the event of a “Substantial Breach,” which is defined as:

•	a material reduction in the employee’s responsibilities below the position of a senior manager;

•	a material reduction in salary; or

•	a willful failure or willful breach by the Company of any materials obligations of the agreement.

The employment agreement requires Mr. Frigo to give written notice to the Board of Directors of an intention to terminate his employment due to a Substantial Breach, and the Company shall have 30 days after such written notice is given in which to remedy the condition. Mr. Frigo must give two weeks’ notice to terminate his employment agreement for any reason.

If we terminate Mr. Yetman or Mr. Burger without Cause or if either of them terminates his employment with Good Reason, he shall be entitled to receive, in a lump sum, a payment equal to three times an amount equal to his base salary plus his average annual bonus for the two complete years immediately preceding the date of termination. His benefits shall continue for 36 months, any outstanding stock options or restricted stock shall be immediately vested and any life insurance policies maintained by us on the life of the employee shall be converted into fully paid term policies assigned to the employee. In the event that Mr. Yetman or Mr. Burger terminates employment because of his death or disability, he (or his estate) shall be entitled to receive, in a lump sum, a payment equal to one year’s salary and his average annual bonus for the two complete years immediately preceding the date of termination. His benefits shall continue for 12 months, any outstanding stock options or restricted stock shall be immediately vested and any life insurance policies maintained by us on the life of the employee shall be converted into fully paid term policies assigned to the employee.

If we terminate Mr. Frigo without Cause or if he terminates his employment after Substantial Breach, he shall be entitled to receive salary continuation payments for the remainder of the term of his employment agreement. The term of Mr. Frigo’s employment agreement is a rolling one-year period. In the event that Mr. Frigo terminates employment because of his disability, he shall be entitled to receive salary continuation payments for a period of six months or the remainder of the term of his employment agreement, whichever period ends first. In the event that Mr. Frigo terminates employment because of his death, he shall not be entitled to any additional payments after termination (other than accrued and unpaid salary as of the date of termination).

The employment agreements with Messrs. Yetman and Burger contain non-compete provisions that will last for one year following termination of employment; the non-compete clause is not applicable if the Company terminates the employee without Cause or the employee terminates his employment for Good Reason or the Company fails to make any payment or perform any obligation owed to him under the agreement. In addition, the employment agreements with Messrs. Yetman and Burger contain a confidentiality clause which is effective for no longer than three and one half years after an employee’s termination.

The employment agreement with Mr. Frigo contains non-compete provisions that last for the duration of the period in which he receives any salary continuation payments. His employment agreement also contains non-solicitation provisions that will last for one year following the termination of his employment. In addition, the employment agreement with Mr. Frigo contains a confidentiality clause which is effective at all times.

If we terminate Messrs. Yetman or Burger for Cause, the only payments he shall receive are accrued salary for the period he has worked and any bonus that may otherwise have become due for the fiscal year prior to the year of his employment termination. If we terminate Mr. Frigo for Cause, the only payment he shall receive is accrued salary for the period he has worked.

Change in Control—Under our employment agreements, Messrs. Yetman and Burger each receive a severance payment and accelerated vesting of his options and restricted stock if there is a change in control and if he terminates employment with the Company. We believe this so-called “double trigger,” by requiring both the change in control and a termination to occur, maximizes shareholder value because it prevents an unintended windfall for management in the event of a friendly change in control. Mr. Frigo’s employment agreement does not provide for any additional severance payments upon his termination following a change in control event.

Retirement Benefits—Our named executive officers are permitted to contribute a percentage of their salary to the Company’s 401(k) plan, up to the limitations established by law. For 2010, we matched an amount equal to $1 for each $1 of the first 1 percent of salary contributed and $0.50 for each additional dollar of the next 5 percent of salary contributed under the 401(k) plan (subject to limitations established by law). Participation in the Company’s 401(k) plan and receipt of matching contributions is also available to all full-time employees, subject to the terms of the 401(k) plan. Though matching contributions were suspended for a portion of 2009, we reinstated the Company matching contributions to the 401(k) plan for all participants, effective January 1, 2010. Our named executive officers do not participate in any defined benefit retirement plans such as a pension plan. We do not have any deferred compensation programs.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	No. of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)
G. Gary Yetman	3/3/2010	—	—		—	—	—		—	330,840	(4)	1,150,875
	2/2/2009	29,240	58,479	(2)	3.99	2/1/2019	58,479	(3)	367,248	—		—
	1/4/2008	39,000	19,500	(2)	8.38	1/3/2018	2,298	(3)	14,431	—		—
	10/11/2006	230,000	—		15.00	10/10/2016	—		—

Richard N. Burger	3/3/2010	—	—		—	—	—		—	94,562	(4)	349,703
	2/2/2009	12,531	25,063	(2)	3.99	2/1/2019	25,062	(3)	157,389	—		—
	1/4/2008	16,666	8,334	(2)	8.38	1/3/2018	—		—	—		—
	10/11/2006	115,000	—		15.00	10/10/2016	—		—	—		—

Michael A. Frigo	3/3/2010	—	—		—	—	—		—	13,290	(4)	46,500
	2/2/2009	1,667	3,333	(2)	3.99	2/1/2019	—		—	—		—
	1/4/2008	6,666	3,334	(2)	8.38	1/3/2018	—		—	—		—
	5/11/2007	25,000	—	(1)	23.62	5/10/2017	—		—	—		—

(1)	The remaining unexercisable options became exercisable on May 11, 2010.
(2)	Contingent on continued employment, one-third of the options granted become exercisable on the first, second and third anniversaries of the grant date.
(3)	Contingent on continued employment, one-third of the shares of restricted stock become vested on the first, second and third anniversaries of the grant date.
(4)	These are performance-based RSUs, two-thirds of which settle in shares of common stock and one-third of which are settled in cash. Based on SEC rules, we are reporting the value of outstanding performance-based RSUs based on the attainment of the initial stock price goal which represented a price approximately 350% of the average stock price per share on the date of the grant, upon which 74,250 shares, 22,562 shares and 3,000 shares would vest for Messrs. Yetman, Burger and Frigo, respectively. For all assumptions used in the calculation, see Note 11 to the Company’s audited financial statements contained in our annual report on Form 10-K filed on March 8, 2011.

2010 Director Compensation

The following information sets forth the compensation paid to our directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
David Bistricer	100,000	100,000	—	200,000
Shmuel D. Levinson	60,000	60,000	—	120,000
James G. London	60,000	60,000	—	120,000
Dennis J. Martin	70,000	60,000	—	130,000
Isaac M. Neuberger	65,000	60,000	—	125,000
Harmon S. Spolan	75,000	60,000	—	135,000
Denis E. Springer	80,000	60,000	—	140,000
Nachum Stein	100,000	100,000	—	200,000

(1)	Includes retainer fees and Board meeting fees earned in 2010.

(2)	This column discloses the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. The following table indicates the number of shares of restricted stock granted to each director on January 4, 2010, the grant date fair market value of such award, and the total unvested restricted stock awards held by each director as of December 31, 2010:

Name	2010 Award (#)	2010 Fair Market Value ($)	Total Unvested Awards (#)
David Bistricer	29,674	100,000	50,042
Shmuel D. Levinson	17,804	60,000	30,025
James G. London	17,804	60,000	30,025
Dennis J. Martin	17,804	60,000	29,659
Isaac M. Neuberger	17,804	60,000	30,025
Harmon S. Spolan	17,804	60,000	30,025
Denis E. Springer	17,804	60,000	30,025
Nachum Stein	29,674	100,000	50,042

(3)	No options were awarded to our directors during fiscal year 2010. As of December 31, 2010, our non-employee directors held the following outstanding option awards: David Bistricer – 0; Shmuel D. Levinson – 0; James G. London – 2,500; Isaac M. Neuberger – 2,500; Harmon S. Spolan – 2,500; Denis E. Springer – 2,500; Dennis J. Martin – 0; and Nachum Stein – 0.

Narrative to Director’s Compensation Table

Our directors compensation policy provides that outside directors, other than the co-chairmen, each receive an annual retainer of $60,000 in cash (payable quarterly) and $60,000 in restricted common stock (issued annually on the first business day of each new fiscal year). Each co-chairman of the Board of Directors receives an annual retainer of $100,000 in cash (payable quarterly) and restricted common stock having a value of $100,000 (issued annually on the first business day of each new fiscal year). In addition, each member of the Audit Committee receives an additional annual retainer of $10,000 in cash (payable quarterly). Finally, in addition to the above, the chairperson of the Audit Committee receives an annual retainer of $10,000 in cash (payable quarterly) and the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $5,000 (payable quarterly). The shares of restricted stock will vest in three equal installments on each of the first three anniversaries of the January grant date.

Beginning with the second quarter of 2009, each director’s cash compensation was reduced by 10%. Effective January 1, 2010, the directors’ compensation reverted to the levels set forth in our directors’ compensation policy as discussed above.

All the directors will be reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three members of the Board of Directors, each of whom has been determined by the Board of Directors to be financially literate, as contemplated by the NASDAQ listing standards. The Board has determined that Dennis J. Martin, Harmon S. Spolan and Denis E. Springer are “audit committee financial experts,” as that term is defined under 401(h) of Regulation S-K. Each member of the audit committee is independent of the Company and its management, as required by NASDAQ listing standards.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process and the performance, qualification and independence of the Company’s independent auditors, Deloitte & Touche LLP, to whom we refer as Deloitte.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, Deloitte and other advisors.

The Audit Committee has reviewed and discussed the Company’s December 31, 2010 audited consolidated financial statements with management and with Deloitte.

The Audit Committee has also discussed with Deloitte all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended (“Communication with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received from Deloitte a letter providing the disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence with respect to any relationships between Deloitte and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2010 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The foregoing report has been approved by the Audit Committee.

Dennis J. Martin

Harmon S. Spolan

Denis E. Springer

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S LONG-TERM INCENTIVE PLAN

General

A proposal will be presented at the Annual Meeting of Shareholders to approve an amendment and restatement of the Coleman Cable, Inc. Long-Term Incentive Plan, which we refer to as the Plan. The amendment and restatement of the Plan was approved by the Board, subject to obtaining shareholder approval. The amendment and restatement of the Plan (i) increases the maximum number of shares of common stock that may be issued under the plan by 500,000, from 2,440,000 to 2,940,000, and (ii) reiterates the performance goals to be used in granting performance-based awards under the Plan. The Plan provisions will remain unchanged in all other respects.

A summary of the material provisions of the Plan, as amended and restated, is set forth below. A copy of the Plan, as amended and restated, is set forth in Exhibit A. The following general description of certain features of the Plan is qualified in its entirety by reference to the provisions of the Plan set forth in Exhibit A. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the Plan.

Description of the Plan

Purpose of the Plan

The Plan was established by the Company to:

•	attract and retain persons eligible to participate in the Plan;

•	motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•

further align the interests of persons eligible to participate in the Plan with those of the Company’s other stockholders through compensation that is based on our common stock and Company performance.

The Plan promotes the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return. To achieve these objectives, the Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and incentive performance bonuses to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as a NQO.

Eligibility and Limits on Awards

Any employee of the Company or a subsidiary, or any director of the Company or a subsidiary, is eligible to receive awards under the Plan. As of December 31, 2010, the Company and its subsidiaries had 1,052 employees and eight non-employee directors. The specific employees and directors who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee as defined below.

The Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 2,940,000, which includes the 500,000 shares to be added pursuant to this amendment and restatement. The maximum number of shares of stock that may be delivered to participants and their beneficiaries with respect to ISOs under the Plan is 1,650,000 shares. The maximum number of shares that may be covered by options granted to any one participant during any one calendar-year period is 500,000 shares. No more than $2,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year.

Administration

The authority to control and manage the operation and administration of the Plan is vested in a committee of the Board, which we refer to as the Committee. The Committee consists solely of two or more members of the Board who are not employees of the Company or any subsidiary of the Company. If the Committee does not exist or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, cancel, or suspend awards. The Committee has the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any award agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Shares Reserved for Awards

The maximum number of shares of our common stock that may be delivered under the Plan is 2,940,000 shares, which includes the 500,000 shares to be added pursuant to this amendment and restatement. The shares of our common stock with respect to which awards may be made under the Plan are currently authorized but unissued shares or, to the extent permitted by applicable law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. To the extent provided by the Committee, any award may be settled in cash rather than our common stock. The closing price of the Company’s common stock on the NASDAQ Global Market on April 1, 2011 was $8.91 per share.

The Committee may use shares of our common stock available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited or canceled, or the shares of our common stock are not delivered on an unrestricted basis including, without limitation, by reason of the award being used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan.

If the exercise price of any option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any award granted under the Plan or any prior plan, is satisfied by tendering shares of our common stock to the Company, only the number of shares of our common stock issued net of the shares of our common stock tendered shall be deemed delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the Plan;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options; and

•	any other adjustments that the Committee determines to be equitable which may include, without limitation:

•	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•

cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that the amount of such payment may be the excess of value of our common stock subject to the option at the time of the transaction over the exercise price.

Stock Options

The Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee or pursuant to a method established by the Committee. Any option granted under the Plan may be either an ISO or an NQO, as determined in the discretion of the Committee.

An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant.

The exercise price of each option shall be established by the Committee or shall be determined by a method established by the Committee at the time the option is granted; provided, however, that the exercise price of an option shall not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if greater, the par value of a share of our common stock).

The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:

•	in cash;

•	by promissory note;

•

by tendering previously acquired shares having an aggregate fair market value as of the day of exercise equal to the full exercise price (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date); or

•	by a combination of the three above-mentioned payment methods.

Additionally, the Committee may permit a participant to elect to pay the exercise price by authorizing a broker to sell shares of our common stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant, nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

Stock Appreciation Rights (“SARs”)

The Plan permits the granting of freestanding SARs, tandem SARs and/or any combination of these forms of SARs. The grant price of a freestanding SAR will be equal to the fair market value of our common stock on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related option. A tandem SAR may be exercised for all or some of the shares subject to the related options upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR may be exercised only as to the shares for which its related option is then exercisable. The term of a SAR may not exceed ten years. Upon exercise of an SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess (or some portion of the excess as determined at the time of the grant by the Committee) of the fair market value on the date of exercise over the grant price.

Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. The Plan does not permit grants of dividend equivalent rights with respect to SARs.

Restricted Stock and Restricted Stock Units

The Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its subsidiaries and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of cash or a share of our common stock upon completing a specified period of service with the Company or its subsidiaries and/or the achievement of specific performance objectives.

Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. These terms and conditions will include:

•	the length of the restricted period of the award;

•	the restrictions applicable to the award including, without limitation, the employment or service status rules governing forfeiture; and

•	the eligibility to share in dividends and other distributions paid to the Company’s shareholders during the restricted period.

Participants holding shares of restricted stock during the restricted period may exercise full voting rights with respect to those shares.

Performance Units and Performance Shares; Performance Awards; Performance Criteria

The Plan permits the granting of performance shares or performance units. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. Each performance unit has an initial value that is established by the Committee at the time of grant. The Committee may also grant performance awards under the Plan. Performance awards are payable in cash and may relate to a single year performance period, such as an annual bonus award, or multi-year periods. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number or value (or both) of performance awards, performance units or performances shares in cash, shares or a combination of cash and shares, as applicable. Shares may be issued subject to any restrictions deemed appropriate by the Committee.

The performance measures used for purposes of awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code and any regulations promulgated thereunder will be chosen by the Committee from and among the following metrics:

•	net earnings;

•	operating earnings or income;

•	earnings growth;

•	net income (absolute or competitive growth rates comparative);

•	net income applicable to common stock;

•	cash flow, including EBITDA, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

•	earnings per share of common stock;

•	return on shareholders equity (absolute or peer-group comparative);

•	stock price (absolute or peer-group comparative);

•	absolute and/or relative return on common shareholders equity;

•	absolute and/or relative return on capital;

•	absolute and/or relative return on assets;

•	economic value added (income in excess of cost of capital);

•	customer satisfaction;

•	expense reduction;

•	ratio of operating expenses to operating revenues; and

•	growth rates and trends relating to the above factors.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the performance-based exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Internal Revenue Code, to reflect accounting changes or other events. Additional provisions relating to the setting of the performance goal and certifying achievement of performance against the goal and the amount earned apply to awards made to executive officers that are intended to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code.

Shareholders who approve the amendment and restatement of the Plan will be deemed to approve the foregoing list of performance criteria.

Transfers

Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Plan are not transferable.

Change of Control

Subject to the terms of the Plan providing for adjustments in connection with a corporate transaction, the occurrence of a Change of Control, as defined in the applicable award agreement, shall have the effect, if any, with respect to any award as set forth in the applicable award agreement or, to the extent not prohibited by the Plan or the applicable award agreement, as provided by the Committee.

Federal Income Tax Consequences

Nonqualified Stock Options

Under the current tax rules, NQOs granted under the Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options

Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights (SARs)

Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of an SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Restricted Stock and Restricted Stock Units

The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment of the underlying cash or stock and the Company will generally have a corresponding deduction when the employee recognizes income.

Performance Shares, Performance Units and Performance Awards

Performance shares, performance units and performance awards generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

Section 409A

To the extent that Section 409A of the Internal Revenue Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Internal Revenue Code) in accordance with the terms of the Plan. The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of a deferral agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Internal Revenue Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Withholding

The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may:

•	tender a cash payment to the Company;

•	have shares withheld from awards; or

•	tender previously owned shares to the Company to satisfy tax withholding requirements.

Shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Tax Advice

The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

The Plan was originally amended and restated on April 30, 2008 and is amended and restated effective April 28, 2011, subject to shareholder approval. Subject to the right of the Board to amend or terminate the Plan, it will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the effective date of the Plan.

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any award agreement or cancel any award; provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that award adjustments by the Committee in the event of a corporate transaction are not subject to the foregoing limitation. The limitation in the Plan on repricing of awards cannot be amended unless such amendment is approved by the Company’s shareholders.

New Plan Benefits

Equity awards granted to executive officers and employees under the Plan are subject to the Compensation Committee’s discretion and are therefore not determinable at this time. Amounts granted to our named executive officers in 2009 and 2010 are reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table in this proxy statement. The annual grants of restricted stock awards to our directors occur on the first business day of each new year, as described in the following table with respect to 2012. In addition, the Compensation Committee approved target bonus amounts for our executive officers that may be payable as performance awards under the Plan if certain performance goals are met in 2011. The target bonus amounts are also set forth in the following table.

Name and Position	Target Bonus Dollar Value(1)($)		No. of Shares of Restricted Stock

G. Gary Yetman, President and Chief Executive Officer	$782,325		—

Richard N. Burger, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$390,000		—

Michael A. Frigo, Executive Vice President, OEM Group, President of Copperfield	$184,500		—

Executive Group	$2,179,125	(3)	—

Non-Executive Director Group	—		56,117	(2)

Non-Executive Officer Employee Group	—		—

(1)	Target bonus amounts for 2011, subject to achievement of performance goals.
(2)	The aggregate number of shares reported in the table is estimated because grants are made according to a predetermined dollar amount (a total value of $500,000 for our seven continuing non-employee directors), which would then be divided by our share price as of the first business day in calendar year 2012. The number of shares reported in the table is based on the closing price of the Company’s stock as of April 1, 2011 ($8.91).
(3)	Includes the target bonus amounts for Messrs. Yetman, Burger and Frigo.

Equity Compensation Plan Information

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(3)
Equity Compensation Plans Approved by Security Holders	2,331,103	$11.03	—
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,331,103	$11.03	—

(1)	Includes both grants of stock options and unvested share awards.
(2)	Includes weighted-average exercise price of outstanding stock options only.
(3)	Does not include shares that may become available due to forfeiture or expiration. Represents shares of common stock that may be issued pursuant to the Plan. Any employee of the Company or a subsidiary, or any director of the Company or a subsidiary, is eligible to receive awards under the Plan. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 2,440,000 shares, subject to the increase described in this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of independent auditors will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Deloitte & Touche LLP, who we refer to as Deloitte, as our independent auditors for the year ending December 31, 2011. Deloitte has been the Company’s independent registered public accountants since 2002.

Representatives of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual consolidated financial statements for 2010 and 2009 and fees for other services rendered by Deloitte for fiscal year 2010 and 2009.

	2010	2009
Audit fees(1)	$1,290,000	$1,490,000
Audit-related fees(2)	$410,000	$25,000
Tax fees(3)	$265,000	$346,975
All other fees	$—	$—

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements.
(2)	Audit-related fees consist of fees billed for assurance and related services. In 2010 and 2009, this category consisted primarily of services related to registration statements, debt and equity offerings and consultation on business acquisition matters.
(3)	Tax fees, including costs, for the years ended December 31, 2010 and December 31, 2009 were for professional services related to tax compliance (preparation of tax returns), tax planning (consultation on matters related to tax accounting methods and business acquisition matters), and tax advice (consultation on matters related to audit issues and the IRS review of our corporate tax returns).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to approve all audit engagement fees and services and all permissible non-audit engagement fees and services with the independent auditor. The Audit Committee may delegate the pre-approval of permissible non-audit services to a single member of the Audit Committee. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee, or one of its members, must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement fees and services require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee or one of its members. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially offers the advantages of convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 1530 Shields Drive, Waukegan, Illinois 60085, attention: Corporate Secretary.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be considered for inclusion in the proxy material for the 2012 Annual Meeting of Shareholders, please send it to the Corporate Secretary, Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085. Under the rules of the Securities and Exchange Commission, proposals must be received no later than December 14, 2011 and otherwise comply with the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2012 Annual Meeting of Shareholders proxy statement and form of proxy.

Our By-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual meeting of shareholders, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders. With respect to the 2012 Annual Meeting of Shareholders, such written notice must be received on or prior to December 14, 2011. The notice must meet the requirements set forth in our By-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

OTHER MATTERS

The Board of Directors of the Company does not know of any matters which may be presented at the 2011 Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

/s/ Richard N. Burger
Richard N. Burger
Secretary

EXHIBIT A

COLEMAN CABLE, INC.

LONG-TERM INCENTIVE PLAN

(As amended and restated effective April 28, 2011)

SECTION 1

GENERAL

1.1. Purpose. The Coleman Cable, Inc. Long-Term Incentive Plan (the “Plan”) has been established by Coleman Cable, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and Company performance; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan and thereby become “Participants” in the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 13).

SECTION 2

AWARDS

2.1. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 3.5 (relating to repricing), Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 3.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the Award.

2.2. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. Such terms shall specify, among other things, the extent of Participant’s rights with respect to the Award following the Participant’s separation from service with the Company and the

Subsidiaries. An Award Agreement’s terms shall be determined by the Committee in its sole discretion. Such terms need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for separation from service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

2.3. Dividends and Dividend Equivalents. An Award (excluding Options or SARs) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

2.4. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, in accordance with Section 12 and subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

2.5. Transferability. Except as otherwise provided by the Committee, Awards under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in section 414(p)) of the Code. All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

2.6. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

SECTION 3

OPTIONS

3.1. Definitions; Types of Options. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established in accordance with Section 3.2. Any Option granted under this Section 3 may be either an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code (an “ISO”) or an Option not intended to so qualify (an “NQO”), as determined in the discretion of the Committee. ISOs may be granted only to Eligible Persons who are employees of the Company or any of its Subsidiaries.

3.2. Exercise Price. The “Exercise Price” of each Option granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

3.3. Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall the term of an Option exceed ten years.

3.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

(a) Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 3.4(c), payment may be made as soon as practicable after the exercise).

(b) Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option) and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided that, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date (except to the extent the shares are otherwise distributable pursuant to the exercise of the Option).

(c) Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

3.5. No Repricing. Except for either adjustments pursuant to paragraph 8.2(e) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

SECTION 4

STOCK APPRECIATION RIGHTS

4.1 Definition. The grant of a stock appreciation right (“SAR”) entitles the Participant to receive, upon exercise of the SAR, the amount described in Section 4.5. A SAR Award may consist of Freestanding SARs, Tandem SARs, or any combination of the two, as determined by the Committee.

4.2 Exercise Price. The “Exercise Price” of each SAR granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

4.3 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

4.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon such terms and conditions as the Committee, in its sole discretion, imposes.

4.5 Term of SARs. The term of an SAR shall be determined by the Committee, in its sole discretion, but may not exceed ten years.

4.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the Exercise Price specified in the Award Agreement; by

(b) the number of shares of Stock as to which the SAR is exercised.

Such payment shall be made in cash, in shares of Stock of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

SECTION 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1 Definitions. The grant of “Restricted Stock” is a grant of Stock awarded to a Participant that is subject to such transferability restrictions and forfeitability conditions as are specified in the Award Agreement and this Section 5. A “Restricted Stock Unit” is a notional account that is (a) credited with amounts equal to shares of Stock as specified in the underlying Award Agreement, (b) subject to restrictions and (c) payable in cash or shares of Stock.

5.2 Nontransferability. Restricted Stock and Restricted Stock Units granted herein remain subject to the nontransferability restrictions described in subsection 2.5 until the end of the applicable Restriction Period.

5.3 Forfeiture Restrictions. The Restricted Stock or Restricted Stock Unit Award Agreement shall provide for the forfeiture of the Award unless the conditions set forth in the Award Agreement are met or such conditions lapse. Such conditions may include, without limitation, time-based vesting requirements, restrictions based upon the achievement of specific performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this subsection 5.3 as to any given Award shall lapse all at once or in installments.

5.4 Certificates During Restriction Period. The Company shall retain the certificates representing shares of Restricted Stock in its possession until all conditions and restrictions applicable to the shares have been satisfied.

5.5 Payment of Awards. Except as otherwise provided in this Section 5, shares of Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after the last day of the applicable Restriction Period, and share equivalent units covered by a Restricted Stock Unit shall be paid to the Participant in cash or shares of Stock, as specified in the Award Agreement, as soon as practicable following the close of the applicable Restriction Period, or on such other date as is provided in the Award Agreement.

5.6 Voting Rights. During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares.

SECTION 6

PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS

6.1 Definitions. A grant of a “Performance Share” is an Award consisting of a notional account with an initial value equal to the Fair Market Value of a share of Stock on the date of grant, and having payment terms based on the Participant’s attainment of performance objectives, as described in this Section 6. A “Performance Unit” is an Award consisting of a notional account with an initial value established by the Committee at the time of grant, with payment terms based on the Participant’s attainment of performance objectives, as described in this Section 6. A “Performance Award” is an Award consisting of a contractual right to receive cash upon the achievement, in whole or in part, of applicable performance objectives, as described in this Section 6. The time period during which the performance objectives must be met is referred to herein as a “Performance Period.”

6.2 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended and to the extent the corresponding performance objectives have been achieved, the holder of Performance Awards, Performance Units or Performance Shares shall be entitled to receive payment with respect to such Awards as provided under the terms of the Award Agreement.

6.3 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Awards, Performance Units and Performance Shares shall be made as soon as practicable following the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee shall pay earned Performance Units and Performance Shares in the form of cash, in shares of Stock, or in a combination of cash and shares of Stock, as specified in the Award Agreement.

SECTION 7

PERFORMANCE-BASED AWARDS

Unless and until the Committee proposes and the Company’s shareholders approve a change in the general performance measures set forth in this Section 7, the performance measure(s) to be used for purposes of Awards (other than Options and SARs) designed to qualify for the performance-based compensation exception (the “Performance-Based Exception”) to the tax deductibility limitations of section 162(m) of the Code and the regulations thereunder (“Section 162(m)”) shall consist of one or more of the following metrics relating to Company performance:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) net income (absolute or competitive growth rates comparative);

(e) net income applicable to shares of Stock;

(f) cash flow, including EBITDA, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g) earnings per share of Stock;

(h) return on shareholders equity (absolute or peer-group comparative);

(i) Stock price (absolute or peer-group comparative);

(j) absolute and/or relative return on common shareholders equity;

(k) absolute and/or relative return on capital;

(l) absolute and/or relative return on assets;

(m) economic value added (income in excess of cost of capital);

(n) customer satisfaction;

(o) expense reduction;

(p) ratio of operating expenses to operating revenues; and

(q) growth rates and trends relating to the above factors.

The Committee shall have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m), to reflect accounting changes or other events.

If, at the time of grant, the Committee intends an Award to qualify for the Performance-Based Exception, the Committee must establish the performance objectives for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as my be required under Section 162(m)).

As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount of the Performance Award, the number of Performance Shares or the number and value of Performance Units that have been earned on the basis of performance in relation to the established performance objectives.

Unless the Committee provides otherwise for a given Performance Period, the target payment date for any Performance Award not deferred shall be on or before the date that is 2 1/2 months after the end of the calendar year (or if later, the end of the Company’s tax year) that includes the end of the Performance Period, but in no event shall any Performance Award not deferred be paid later than the end of the calendar year following the calendar year that includes the end of the Performance Period.

If Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures for Awards without obtaining shareholder approval, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

SECTION 8

OPERATION AND ADMINISTRATION

8.1. Effective Date. The Plan was originally effective October 5, 2006 (the “Effective Date”). Subject to the approval of the shareholders of the Company, the Plan is amended and restated effective as of April 28, 2011; provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year period commencing on the Effective Date.

8.2. Shares and Other Amounts Subject to Plan. The shares of Stock and other amounts for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 8.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan in the aggregate shall be equal to 2,940,000 shares of Stock.

(c) Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii) If the Exercise Price of any Option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any Award granted under the Plan or any prior plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(d) Subject to paragraph 8.2(e), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,650,000 shares.

(ii) The maximum aggregate number of shares that may be covered by granted to any one Participant during any one calendar-year period is 500,000 shares.

(iii) The maximum aggregate cash payment with respect to Performance Awards granted in any one calendar-year period that may be made to any one Participant shall be $2,000,000.

(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Option or SAR the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price).

8.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

8.5. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.7. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 9

CHANGE IN CONTROL

Subject to the provisions of paragraph 8.2(e) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, on an Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

SECTION 10

COMMITTEE

10.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 10. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. The Committee shall satisfy the “nonemployee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the related regulations and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that such action does not require approval by “outside directors” to comply with Code Section 162(m) and the related regulations, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

10.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee shall have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares or units covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 11) to amend, cancel, or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f) The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under section 409A of the Code.

10.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

10.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s, director’s or Participant’s employment or service, termination of employment, separation from service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to paragraph 8.2(e) shall not be subject to the foregoing limitations of this Section 11; and further provided that the provisions of subsection 3.5 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s shareholders.

SECTION 12

DEFERRALS AND SECTION 409A

12.1 Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in section 409A of the Code) in accordance with this Section 12.

12.2 Initial Deferral Elections. The deferral of an Award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant shall designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an Award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an Award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable Performance Period.

(d) Where the vesting of an Award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e) To the extent permitted by the Committee, a Participant may make a deferral election in other circumstances and at such times as may be permitted under section 409A of the Code.

12.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in section 409A of the Code;

(d) a “change in control,” as defined in section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in section 409A of the Code or, in the case of a “specified employee” (as defined in section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under section 409A of the Code and the regulations and guidance thereunder.

12.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

12.5 Redeferrals. The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least 12 months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

12.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

12.7 Interpretation and Section 409A Payments. Any Award under the Plan is intended either (i) to be exempt from section 409A of the Code under the stock right, short-term deferral or other exceptions available under section 409A, or (ii) to comply with section 409A of the Code, and the Plan shall be administered in a manner consistent with such intent. For purposes of section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

SECTION 13

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Performance Share, or Performance Unit award granted under the Plan.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Change in Control. ”Change in Control” shall have the meaning given in a Participant’s individual Award Agreement.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Eligible Person. The term “Eligible Person” means any employee of the Company or a Subsidiary or any director of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f) Fair Market Value. Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a business day and, as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(g) Freestanding SAR. The term “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Section 4.

(h) Restriction Period. The term “Restriction Period” means the period during which an Award remains nontransferable and subject to the risk of forfeiture in the event the conditions of the Award (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) are not satisfied.

(i) Stock. The term “Stock” means shares of common stock of the Company.

(j) Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(k) Tandem SAR. The term “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 4, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

	0	■

	COLEMAN CABLE, INC.

	ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. Gary Yetman and Richard N. Burger as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Coleman Cable, Inc. (the “Company”) held of record by the undersigned on March 18, 2011, at the Annual Meeting of Shareholders on April 28, 2011, or any adjournment or postponement thereof.

	(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

COLEMAN CABLE, INC.

April 28, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/193459
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20230300000000000000 4	042811

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Approval of an amendment and restatement to the Company’s Long-Term Incentive Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Shmuel D. Levinson O Harmon S. Spolan
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2011.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■